CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Homeland Holding Corporation on Form S-8 (File No. 33-37335) of our report dated March 27, 1996, on our audits of the consolidated financial statements of Homeland Holding Corporation and Subsidiary as of December 30, 1995 and December 31, 1994 and for the 52 weeks ended December 30, 1995,
December 31, 1994 and January 1, 1994, which report is included in this Annual Report on Form 10-K.



                             Coopers & Lybrand L.L.P.

  New York, New York
May 13, 1996